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                                                                       EXHIBIT 5


                               February 16, 1995

AMERCO
1325 Airmotive Way, Suite 100
Reno, Nevada 89502


        RE:  Registration Statement on Form S-3, Registration No. 33-57125

Gentlemen:

     You have requested our opinion as special Nevada counsel for AMERCO, a Nevada corporation ("AMERCO"), in connection with the registration of 500,000 shares of Common Stock currently held by Paul F. Shoen ("Paul F. Shoen Common Stock"). The Paul F. Shoen Common Stock is the subject of a Registration Statement on Form S-3, Registration No. 33-57125 (the "Registration Statement").

     In connection with this opinion, we have examined:

          1. Registration Statement;

          2. the Articles of Incorporation of AMERCO, as amended, certified by the Nevada Secretary of State;

          3. the By-Laws of AMERCO certified by the Secretary of AMERCO;


          4. resolutions heretofore adopted by the Board of Directors of AMERCO authorizing the issuance of the Paul F. Shoen Common Stock;


          5. a copy of the stock certificate representing the Paul F. Shoen Common Stock; and

          6. opinion of Snell & Wilmer, in the form attached hereto as Exhibit
     A.

     We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all matters contained therein. We have relied upon the opinion of Snell & Wilmer as to matters contained therein.

     In rendering the opinion set forth herein, we have further assumed the Registration Statement being declared effective by the Securities and Exchange Commission (the "Commission").

     Based upon the foregoing, we are of the opinion that:

          1. The shares of Paul F. Shoen Common Stock issued by AMERCO to Paul
     F. Shoen are validly issued, fully paid and nonassessable.


          2. Under the laws of the State of Nevada, no personal liability will attach to the holders of any of the Paul F. Shoen Common Stock by reason of their ownership thereof.

     We disclaim liability as an expert under the securities laws of the United States or any other jurisdiction.

     Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada.


     This opinion is intended solely for the use of AMERCO in connection with the registration of the Paul F. Shoen Common Stock. It may not be relied upon by any other person or for any other purpose, or reproduced or filed publicly by any person, without the written consent of this firm; provided, however, we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the references to this firm contained in the Registration Statement.


                                          Very truly yours,

                                          LIONEL SAWYER & COLLINS
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                                                                       EXHIBIT A



                               February 16, 1995


AMERCO
1325 Airmotive Way
Suite 100
Reno, Nevada 89502-3239

Gentlemen:


     We are familiar with the pleadings and rulings in the action pending in the Superior Court of Arizona in and for the county of Maricopa entitled Samuel W. Shoen, M.D., et al. v. Edward J. Shoen, et al. (No. CV88-20139) (the "Shareholder Litigation") and with the contested issues in the private arbitration proceedings commenced by Sophia M. Shoen and Paul F. Shoen (the "Arbitration"). Based upon our familiarity with the foregoing, it is our opinion that as of the date of this opinion nothing in the Shareholder Litigation or the Arbitration impairs the right, power, and authority of AMERCO, acting through its current officers and directors, to authorize, execute, and file with the Securities and Exchange Commission the Registration Statement on Form S-3 registering 500,000 shares of Common Stock held by Paul F. Shoen.


     Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Arizona.


     We hereby consent to the filing of this opinion as an exhibit to Exhibit 5 to the Registration Statement on Form S-3, Registration No. 33-57125, filed by AMERCO with the Securities and Exchange Commission and to the references to this firm contained in such Registration Statement.


                                          Very truly yours,

                                          SNELL & WILMER